Exhibit 4.3


                       REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 12th day of April, 2001, by and between CoreComm Limited, a Delaware corporation (the "Company") and NTL Incorporated, a Delaware corporation (the "Purchaser").


                  WHEREAS, the Purchaser intends to purchase $15,000,000 of aggregate principal amount of 10.75% Unsecured Convertible PIK Notes due 2011 of the Company (the "Convertible Notes"), pursuant to the terms and conditions of a letter agreement, dated as of April 12, 2001 (the "Purchase Agreement");

                  WHEREAS, the Convertible Notes are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

                  WHEREAS, the Purchaser will receive as interest on the Convertible Notes on each interest payment date specified in the Convertible Notes an additional principal amount of the Convertible Notes (the "PIK Notes" and together with the Convertible Notes, the "Company Convertible Notes"), which PIK Notes will be convertible into shares of Common Stock at a conversion price to be established upon issuance, subject to the terms and conditions of the respective PIK Notes;

                  WHEREAS, the Company entered into a Registration Rights Agreement (the "ATX Agreement"), dated as of September 29, 2000, with the former stockholders of ATX Telecommunications Services, Inc., a Delaware corporation, for the benefit of the holders of the Registrable Securities (as defined in the ATX Agreement);

                  WHEREAS, the Company entered into a Registration Rights Agreement (the "Voyager Agreement"), dated as of September 29, 2000, with the former stockholders of Voyager.net, Inc., a Delaware corporation, listed on Schedule I to the Voyager Agreement for the benefit of the holders of the Registrable Securities (as defined in the Voyager Agreement);

                  WHEREAS, the Company entered into a Registration Rights Agreement (the "Booth Agreement"), dated as of September 28, 2000, with Booth American Company, a Michigan corporation for the benefit of the holder of the Subject Stock (as defined in the Booth Agreement);

                  WHEREAS, the Company entered into a Registration Rights Agreement (the "Chase Agreement"), dated as of December 15, 2000, and amended and restated as of April 12, 2001, with Chase Securities Inc. for its benefit;

                  WHEREAS, the company entered into a Registration Rights Agreement (the "Morgan Stanley Agreement"), dated as of January 25, 2001, with Morgan Stanley Senior Funding Inc. for its benefit; and

                  WHEREAS, as a condition to Purchaser's obligation to close the transactions contemplated under the Purchase Agreement, the Company has agreed to enter into this Agreement with the Purchaser.

                  NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:


                   1.     (a)     Shelf Registration. On and after September 29,
                   2001, the Purchaser shall be entitled to request the Company one time in writing to cause to be filed with the Securities and Exchange Commission (the "SEC") a registration statement registering under Rule 415 under the Securities Act of 1933, as amended (the "Securities
                   Act") the resale of all of the shares of Common Stock issuable upon conversion of the Company Convertible
                   Notes ("Subject Stock") (such registration the "Shelf Registration"). The Company shall use its best efforts to cause such Shelf Registration to be declared effective under the Securities Act as soon as practicable following the filing thereof, and shall use its best efforts to cause such Shelf Registration to remain continuously effective under the Securities Act for a period of five years from the date it is declared effective (or such shorter period that will terminate when all of the Subject Stock covered by the Shelf Registration has been sold), subject to the provisions of Section 2(b) and Section 2(c)(3)(B)(iii). Subject to the provisions of Section 2(b) and Section
                   2(c)(3)(B)(iii), the Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder.

                          (b) Demand Registration. In the event that the Shelf Registration cannot be declared effective or, if it is declared effective and is not maintained as effective for the period required by Section 1(a), (i) beginning on the date that is the twelve-month anniversary of the date of this Agreement, the Purchaser shall be entitled to request the Company up to two times in writing to register for resale under the Securities Act any or all of the shares of Subject Stock and (ii) beginning on the date that is the forty-eight month anniversary of the date of this Agreement, the Purchaser shall be entitled to request the Company up to one additional time in writing to register the resale under the Securities Act of any or all of the shares of Subject Stock. In the event that the Shelf Registration can be declared effective, the Purchaser shall only be entitled to one such request beginning after the period during which the Shelf Registration must be kept effective. The Company shall use its best efforts to cause the shares of Subject Stock specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a Form S-3 registration statement or such other form as the Company is eligible to use (or any successor form of registration statement to such Form S-3 or other available registration statement) with the SEC under the Securities Act to effect such registration; provided, however, that each such request shall (i) specify the number of shares of Subject Stock intended to be offered and sold, (ii) express the present intention of the Purchaser to offer or cause the offering of such shares of Subject Stock for distribution, (iii) describe the nature or method of the proposed offer and sale thereof,
                   (iv) contain the undertaking of the Purchaser to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement and (v) if the request is to register 1,500,000 shares of Subject Stock or more, contain the undertaking of the Purchaser to sell such securities, if possible, through an underwritten public offering with a nationally recognized investment bank(s) acceptable to the Company.

                          (c)     Incidental or "Piggy-Back" Registration
                   Rights.

                                  (1)     Notice of Registration. In the
                   event that the Shelf Registration cannot be declared effective, at any time beginning on the date that is the twelve-month anniversary of the date of this Agreement and thereafter from time to time, until the sixty month anniversary of this Agreement, if the Company shall determine to register any of its Common Stock for sale in an underwritten offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or
                   (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "Company Registration"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Common Stock other than the Purchaser (a "Third Party Demand Registration"), the Company will promptly give to the Purchaser written notice thereof, and include in such registration (subject to the restrictions contained in other registration rights agreements to which the Company is a party and Section 1(c)(2)) all the Subject Stock specified in a written request delivered by the Purchaser to the Company within ten days after such Stockholder's receipt of such written notice from the Company (an "Incidental Registration"). If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, in its sole election, give written notice of such determination to each holder of Subject Stock and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Subject Stock in connection with such registration (but not from its obligations under Section
                   3), without prejudice, however, to the rights of any holder of Subject Stock entitled to do so to request that such registration be effected as a registration under Section 1(a) or Section 1(b) and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Subject Stock, for the same period as the delay in registering such other securities. The right of the Purchaser to have Subject Stock included in a registration pursuant to this
                   Section 1(c)(1) shall be conditioned upon the Purchaser entering into (together with the Company and/or the other holders, if any, distributing their Company securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration.

                                 (2)     Cutback. If the lead managing
                  underwriter of an offering covered by Section 1(c)(1) shall advise the Company on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Subject Stock) requested to be included in such registration statement exceeds the amount which can be sold in such offering without adversely affecting the success of such offering, then the Company will include in such registration:

                                            (i) in the case of a Company
                                     Registration, first, any shares of
                                     Common Stock proposed to be offered by
                                     the Company; second, the shares of
                                     Common Stock which have been requested
                                     to be registered by the holders
                                     requesting such registration pursuant
                                     to the ATX Agreement, the Voyager
                                     Agreement and/or the Booth Agreement
                                     (the "Existing Agreements"), as
                                     applicable, allocated, if necessary,
                                     pro rata among such holders requesting
                                     such registration on the basis of the
                                     number of shares of Common Stock
                                     beneficially owned by such holder at
                                     the time; third, the shares of Common
                                     Stock which have been requested to be
                                     registered by the holders requesting
                                     such registration pursuant to the
                                     Chase Agreement and the Morgan Stanley
                                     Agreement ("Other First Priority
                                     Registration"), allocated, if
                                     necessary, pro rata among such holders
                                     requesting such registration on the
                                     basis of the number of shares of
                                     Common Stock beneficially owned by
                                     such holder at the time; fourth, the
                                     shares of Common Stock which have been
                                     requested to be registered by the
                                     Purchaser ("Other Second Priority
                                     Registration"); and fifth, the shares
                                     of Common Stock which have been
                                     requested to be registered by any
                                     other holder entitled to incidental or
                                     piggyback registration after the date
                                     of this Agreement ("Other Third
                                     Priority Registration"), allocated, if
                                     necessary, pro rata among such holders
                                     requesting such registration on the
                                     basis of the number of shares of
                                     Common Stock beneficially owned by
                                     such holder at such time; and

                                        (ii) in the case of a Third Party
                                     Demand Registration, first, any shares
                                     of Common Stock proposed to be offered
                                     by the stockholder or stockholders
                                     exercising their right to cause the
                                     Company to proceed with such Third
                                     Party Demand Registration (the
                                     "Initiating Third Party Holders");
                                     second, any shares of Common Stock
                                     proposed to be offered by the Company;
                                     third, the shares of Common Stock
                                     which have been requested to be
                                     registered by the holders requesting
                                     such registration pursuant to the
                                     Existing Agreements, excluding any
                                     shares beneficially owned by the
                                     Initiating Third Party Holders, to be
                                     included in such registration,
                                     allocated, if necessary, pro rata
                                     among such holders requesting such
                                     registration on the basis of the
                                     number of shares of Common Stock
                                     beneficially owned by such holder at
                                     the time; fourth, the shares of Common
                                     Stock which have been requested to be
                                     registered by the holders entitled to
                                     Other First Priority Registration,
                                     allocated, if necessary, pro rata
                                     among such holders requesting such
                                     registration on the basis of the
                                     number of shares of Common Stock
                                     beneficially owned by such holder at
                                     the time; fifth, the shares of Common
                                     Stock which have been requested to be
                                     registered by the Purchaser entitled
                                     to Other Second Priority Registration;
                                     and sixth, the shares of Common Stock
                                     which have been requested to be
                                     registered by any holder entitled to
                                     Other Third Priority Registration,
                                     allocated, if necessary, pro rata
                                     among such holders requesting such
                                     registration on the basis of the
                                     number of shares of Common Stock
                                     beneficially owned by such holder at
                                     the time;

                           provided, however, that in the event the Company will not, by virtue of the implementation of the foregoing cutback mechanism, include in any such registration all of the Subject Stock requested to be included in such registration, the Purchaser may, upon written notice to the Company given within three days of the date the Purchaser is first notified of such matter, reduce the amount of Subject Stock the Purchaser desires to have included in such registration, whereupon only the Subject Stock, if any, the Purchaser desires to have included will be considered for such inclusion.

         2.        Obligations of the Company.

                         (a) Whenever the Company is required by the
                   provisions of this Agreement to use its best efforts to effect the registration of any Subject Stock under the Securities Act, the Company shall (i) prepare and, as soon as reasonably possible, file with the SEC a registration statement with respect to the shares of Subject Stock, and shall use its best efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the shares of Subject Stock so registered or such time as Purchaser may sell all of the shares of Subject Stock pursuant to Rule 144 within a three-month period (other than in the case of the Shelf Registration, which shall be kept effective in accordance with Section 1(a)), (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the sale of the shares of Subject Stock so registered or such time as Purchaser may sell all of the shares of Subject Stock pursuant to Rule 144 within a three-month period (other than in the case of the Shelf Registration, which shall be kept effective in accordance with Section 1(a)), and (iii) take all such other action either necessary or desirable to permit the shares of Subject Stock held by the Purchaser to be registered and disposed of in accordance with the method of disposition described herein.

                          (b) Notwithstanding the foregoing, if the Company
                   shall furnish to the Purchaser a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer, dated the date of its delivery to the Purchaser stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement could reasonably be expected to have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential,
                   (iii) the Company has had declared effective by the SEC another registration statement within ninety days of the date of its certificate, (iv) under applicable rules, regulations or Staff policies, practices and procedures of the SEC, the Company is not permitted to file or obtain or maintain effectiveness of a current registration statement or (v) within ninety days of the date of its certificate the Company plans on engaging in an underwritten offering for its own account, the Company shall be entitled to postpone filing or suspend the use by the Purchaser of the registration statement and the prospectus forming a part thereof and direct that sales under such registration statement be suspended for a reasonable period of time, but not in excess of ninety consecutive calendar days. The Company shall be entitled to exercise such suspension rights one time in any calendar year. The Company shall not be required to effect the Shelf Registration pursuant to
                   Section 1(a) or a demand registration pursuant to
                   Section 1(b) if as a result of such registration a registration statement in respect of such securities could reasonably be expected to be declared effective by the SEC within ninety days of the effective date of any registration effected pursuant to Section 2.1(b) of the ATX Agreement, but only until such time (if any) as such restriction shall no longer be effective (as a result of the termination of or any amendment to the ATX Agreement or otherwise).

                          (c) In connection with any registration
                   statement, the following provisions shall apply:

                              (1) The Company shall furnish to the
         Purchaser, prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Purchaser and its counsel reasonably may propose.

                              (2) The Company shall take such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended and the respective rules and regulations thereunder, (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                              (3) (A)     The Company shall advise the
         Purchaser and, if requested by the Purchaser, confirm such advice in writing:

                                  (i)      when a registration statement
                                           and any amendment thereto has
                                           been filed with the SEC and when
                                           the registration statement or
                                           any post-effective amendment
                                           thereto has become effective;
                                           and

                                  (ii)     of any request by the SEC for
                                           amendments or supplements to the
                                           registration statement or the
                                           prospectus included therein or
                                           for additional information.

                                  (B)      The Company shall advise the
                  Purchaser and, if requested by the Purchaser, confirm such advice in writing of:

                                  (i)      the issuance by the SEC of any
                                           stop order suspending
                                           effectiveness of the
                                           registration statement or the
                                           initiation of any proceedings
                                           for that purpose;

                                  (ii)     the receipt by the Company of
                                           any notification with respect to
                                           the suspension of the
                                           qualification of the securities
                                           included therein for sale in any
                                           jurisdiction or the initiation
                                           of any proceeding for such
                                           purpose; and

                                  (iii)    the happening of any event that
                                           requires the making of any
                                           changes in the registration
                                           statement or the prospectus so
                                           that, as of such date, the
                                           registration statement and the
                                           prospectus do not contain an
                                           untrue statement of a material
                                           fact and do not omit to state a
                                           material fact required to be
                                           stated therein or necessary to
                                           make the statements therein (in
                                           the case of the prospectus, in
                                           the light of the circumstances
                                           under which they were made) not
                                           misleading (which advice shall
                                           be accompanied by an instruction
                                           to suspend the use of the
                                           prospectus relating to the
                                           Subject Stock until the
                                           requisite changes have been
                                           made).

                              (4) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Subject Stock at the earliest possible time.

                              (5) The Company shall furnish to the
         Purchaser with respect to the registration statement relating to the Subject Stock, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Purchaser shall reasonably request.

                              (6) The Company shall furnish to the
         Purchaser such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Subject Stock, in conformity with the requirements of the Securities Act, as the Purchaser may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, and the Company consents (except during the continuance of any event described in Section 2(b) or
         Section 2(c)(3)(B)(iii) to the use of the Prospectus or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Subject Stock covered by the Prospectus or any amendment or supplement thereto.

                              (7) Prior to any offering of Subject Stock pursuant to any registration statement, the Company shall use its reasonable best efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as the Purchaser shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Subject Stock so registered or ninety days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where the Purchaser desires to effect such sales or other disposition; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not to subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                              (8) In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, the Company shall (x) furnish the Purchaser, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Subject Stock being sold in such denominations and registered in such names as the Purchaser shall request, and (y) instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock.

                              (9) Upon the occurrence of any event
         contemplated by Section 2(c)(3)(B)(iii), the Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Subject Stock included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Purchaser of the occurrence of any event contemplated by Section 2(b) or Section 2(c)(3)(B)(iii), the Purchaser shall suspend the use of the prospectus, for a period not to exceed ninety calendar days in accordance with Section 2(b), until the requisite changes to the prospectus have been made.

                              (10) The Company shall, if requested,
         promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Subject Stock registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus statement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

                              (11) If requested, the Company shall enter into an underwriting agreement with a national recognized investment banking firm or firms reasonably acceptable to the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in
         Section 4 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4.

                              (12) In the event the Purchaser proposes to conduct an underwritten public offering, then the Company shall
         (i) make reasonably available for inspection by Purchaser and its counsel, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by Purchaser or any such underwriter, attorney, accountant or agent in connection with any such registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that any such information shall be protected by a mutually agreeable confidentiality agreement, (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the Purchaser and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Purchaser and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence from such registration statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration statement), addressed to the Purchaser and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings and (v) deliver such documents and certificates as may be reasonably requested by the Purchaser and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                              (13) The Company will use its best efforts to cause the Subject Stock to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

                      (d) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Subject Stock to the public without registration, the Company agrees to:

                              (1)     Make and keep public information
                      available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times; and

                              (2) During the term of this Agreement, to furnish to the Purchaser upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

         3. Expenses. The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under
         Section 1 and Section 2, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions and fees of the Purchaser and underwriter's counsel and related costs).

         4.     Indemnification and Contribution

                  (a) Indemnification by the Company. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify and hold the Purchaser, each underwriter (if any) of shares of Subject Stock under such registration statements and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages, liabilities or amounts paid in settlement as permitted by this Agreement to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Subject Stock, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been
         (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any such amendment thereof of supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall have been sent or given to such person at or prior to the confirmation of such sale to him.

                  (b) Indemnification by the Purchaser. In the case of each offering registered pursuant to this Agreement, the Purchaser agrees, in the same manner and to the same extent as set forth in
         Section 4(a) to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration document (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof of supplement thereto.

                  (c) Notice of Claims. Each party indemnified under
         Section 4(a) or Section 4(b) shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section 4(a) or Section 4(b), unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this Section 4(c), such indemnifying party shall not be liable to such indemnified party under Section 4(a) or
         Section 4(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and the Purchaser as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Purchaser, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by on behalf of the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4(d), each person who controls the Company or the Purchaser within the meaning of
         Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser or the Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                  (e) The Company may require, as a condition to entering into any underwriting agreement with respect to the registration of Subject Stock, that the Company shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of subsections (a) through
         (d) of this Section 4.

                  (f) The obligations of the Company and the Purchaser under this Section 4 shall survive the completion of any offering of Subject Stock in a registration statement.

         5. Notices. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

                  (a)      if to the Company, to it at:

                           CoreComm Limited
                           110 East 59th Street
                           26th Floor
                           New York, New York 10022

                           Attention:  General Counsel

                  (b)      if to the Purchaser, to it at:

                           NTL Incorporated
                           110 East 59th Street
                           26th Floor
                           New York, New York 10022

                           Attention:  General Counsel

         All such notices and communications shall be effective when received by the addressee.

6. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

7. Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10. Termination of Company Obligation. All registration rights provided hereunder shall terminate upon such time as, in the written opinion of counsel to the Company (which may be the Company's in-house counsel), reasonably acceptable to the Purchaser, upon the earlier of the sale of the shares of Subject Stock so registered or such time as Purchaser may sell all of the shares of Subject Stock pursuant to Rule 144 within a three-month period.

11. No Transfer or Assignment or Registration Rights. The registration rights set forth in this Agreement shall not be transferable or assignable by the Purchaser, except to (i) any person or group approved in writing by the Company, (ii) a corporation of which the Purchaser owns not less than 50% of the voting power entitled to be cast in the election of directors,
(iii) a nationally recognized investment banking firm in connection with a hedging or other derivative transactions in Subject Stock or (iv) a person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Purchaser; provided, however, that each transferee agrees in writing prior to such proposed transfer to be subject to all of the terms and conditions of this Agreement and the Purchase Agreement, as determined to be applicable in the sole discretion of the Company. Following any transfer of such rights permitted by this Section 11, the term "Purchaser" as used in this Agreement will be deemed to include such transferees.




               SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first set forth above.


                                     CoreComm Limited, a Delaware corporation


                                     By: /s/ Richard J. Lubasch
                                         ---------------------------------
                                     Name: Richard J. Lubasch

                                     Title: Senior Vice President



                                     NTL Incorporated, a Delaware corporation


                                     By: /s/ Richard J. Lubasch
                                         ---------------------------------
                                     Name: Richard J. Lubasch

                                     Title: Executive Vice President